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                                                                 EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To InterDigital Communications Corporation:


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into InterDigital Communication Corp.'s previously filed Registration Statements File No. 333-94553, File No. 33-32888, File No. 33-43253, File No. 33-44689, File No. 33-47388, File No. 33-53388, File
No. 33-53660, File No. 33-88248, File No. 33-89920, File No. 33-89922, File No.
33-60711, File No. 33-61021, File No. 333-02345, File No. 333-10521 and File No.
333-56412.


                                                             Arthur Andersen LLP

Philadelphia, PA
March 30, 2001